UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2026
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 28, 2026, Direct Digital Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of April 28, 2026, with Roth Principal Investments, LLC (“Roth Principal Investments”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell to Roth Principal Investments up to $50,000,000 of newly issued shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement (the initial satisfaction of such conditions, the “Commencement”, and the date on which the Commencement occurs, the “Commencement Date”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by Roth Principal Investments of shares of Class A Common Stock issued to it by the Company under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement (the “Registration Statement”), is declared effective by the SEC, the Company will have the right, but not the obligation, from time to time in its sole discretion for a period of up to 36 months beginning on the Commencement Date, to direct Roth Principal Investments to purchase up to a specified maximum amount of shares of Class A Common Stock, in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases (each, as defined below, and together, “Purchases”), by timely delivering written notice to Roth Principal Investments for each such Purchase in accordance with the Purchase Agreement on any trading day selected by the Company as the purchase date therefor (the “Purchase Date”), so long as (i) the closing sale price of Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than a specified threshold price as set forth in the Purchase Agreement (the “Threshold Price”) and (ii) all shares of Class A Common Stock subject to all prior Purchases effected by the Company under the Purchase Agreement, including all prior Purchases effected on the same Purchase Date, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The purchase price of the shares of Class A Common Stock that the Company elects to sell to Roth Principal Investments in a Purchase pursuant to a timely delivered written notice in accordance with the Purchase Agreement after 7:30 a.m., New York City time and prior to 9:00 a.m. New York City time on the Purchase Date (a “Market Open Purchase”) will be determined by reference to the volume weighted average price of the Class A Common Stock (“VWAP”) during the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on The Nasdaq Capital Market on the applicable Purchase Date and ending at the earliest to occur of (i) such time of official close of the regular trading session, (ii) such time during such regular trading hour period, the trading volume threshold calculated in accordance with the Purchase Agreement is reached, and (iii) if the Company further specifies in the applicable purchase notice for such Market Open Purchase that a “limit order discontinue election” shall apply to such Market Open Purchase, such time the trading price of the Class A Common Stock on The Nasdaq Capital Market during such Market Open Purchase Valuation Period falls below the applicable minimum price threshold determined in accordance with the Purchase Agreement, less a fixed 8.0% discount to the VWAP for such Market Open Purchase Valuation Period.

In addition to the Market Open Purchases described above, after the Commencement, the Company will also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of shares of Class A Common Stock, not to exceed certain limitations set forth in the Purchase Agreement that are similar to those applicable to Market Open Purchases (each, an “Intraday Purchase”), by timely delivering an irrevocable written notice of such Intraday Purchase to Roth Principal Investments after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date, if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”).

The per share purchase price for the shares of Class A Common Stock that the Company elects to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 8.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different purchase valuation periods during the regular trading session on The Nasdaq Capital Market on such Purchase Date than the Market Open Purchase Valuation Period applicable to a Market Open Purchase effected on such Purchase Date (if any), each of which will commence and end at different times on such Purchase Date and will not overlap with any other purchase valuation period on such Purchase Date (each, an “Intraday Purchase Valuation Period”).

In addition to the Market Open Purchases and Intraday Purchases described above, after the Commencement, the Company will also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of shares of Class A Common Stock, not to exceed certain limitations set forth in the Purchase Agreement (each, a “Pre-Market Purchase”), by timely delivering an irrevocable written notice of such Pre-Market Purchase to Roth Principal Investments after 7:00 a.m., New York City time, and prior to 8:30 a.m., New York City time, on such Purchase Date (each, a “Pre-Market Purchase Notice”).

The per share purchase price for the shares of Class A Common Stock that the Company elects to sell to Roth Principal Investments in a Pre-Market Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 8.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Pre-Market Purchase effected on a Purchase Date will be calculated over different purchase valuation periods on The Nasdaq Capital Market on such Purchase Date than the Market Open Purchase Valuation Period applicable to a Market Open Purchase effected on such Purchase Date (if any), each of which will commence and end at different times on such Purchase Date and will not overlap with any other purchase valuation period on such Purchase Date (each, a “Pre-Market Purchase Valuation Period”).

In addition to the Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, after the Commencement, the Company will also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of shares of Class A Common Stock, not to exceed certain limitations set forth in the Purchase Agreement (each, a “Post-Market Purchase”), by timely delivering an irrevocable written notice of such Post-Market Purchase to Roth Principal Investments after 4:05 p.m., New York City time, and prior to 5:00 p.m., New York City time, on such Purchase Date (each, a “Post-Market Purchase Notice”).

The per share purchase price for the shares of Class A Common Stock that the Company elects to sell to Roth Principal Investments in a Post-Market Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 8.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Post-Market Purchase effected on a Purchase Date will be calculated over different purchase valuation periods on The Nasdaq Capital Market on such Purchase Date than the Market Open Purchase Valuation Period applicable to a Market Open Purchase effected on such Purchase Date (if any), each of which will commence and end at different times on such Purchase Date and will not overlap with any other purchase valuation period on such Purchase Date (each, a “Post-Market Purchase Valuation Period,” and together with the Purchase Valuation Period, Intraday Purchase Valuation Period and Pre-Market Purchase Valuation Period, the “Valuation Period”).

There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the Class A Common Stock the Company may elect to sell to it in any Purchase under the Purchase Agreement. The purchase price per share of Class A Common Stock that the Company may elect to sell to Roth Principal Investments in a Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Valuation Period for such Purchase.

The Company will control the timing and amount of any sales of Class A Common Stock to Roth Principal Investments that it may elect, in its sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Class A Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable Nasdaq rules, in no event may the Company issue to Roth Principal Investments under the Purchase Agreement more than 140,185 shares of Class A Common Stock, which number of shares is equal to 19.99% of the shares of Class A Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth

Principal Investments for all of the shares of Class A Common Stock that the Company directs Roth Principal Investments to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds $2.45 (representing the lower of (a) the official closing price of the Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of the Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.

In addition, the Company may not issue or sell any shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of Exchange Act, and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of Class A Common Stock.

The net proceeds from sales of Class A Common Stock by the Company to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which the Company sells shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement. To the extent the Company elects to sell shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date, the Company currently plans to use any net proceeds therefrom to reduce outstanding debt, if required by the Company’s debt agreements, and for general corporate purposes, which may include making additions to the Company’s working capital.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Class A Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell Class A Common Stock or any securities exercisable, exchangeable or convertible into Class A Common Stock at a future determined price.

Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Class A Common Stock or any hedging transaction, which establishes a net short position with respect to the Class A Common Stock.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from the Company under the Purchase Agreement shares of Class A Common Stock for an aggregate gross purchase price of $50,000,000, (iii) the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of its creditors.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty to the Company, upon 5 trading days’ prior written notice to Roth Principal Investments. The Company and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor Roth Principal Investments may assign or transfer any of their respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the Company or

Roth Principal Investments from and after the date that is one trading day immediately preceding the date on which the initial Registration Statement is first filed with the SEC.

As consideration for Roth Principal Investments’ commitment to purchase shares of Class A Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company paid to Roth Principal Investments a cash “structuring fee” of $25,000, prior to the execution of the Purchase Agreement.

In addition, the Company agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $75,000, payable upon execution of the Purchase Agreement and Registration Rights Agreement. The Company also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

The Company has engaged Digital Offering, LLC, a registered broker-dealer and FINRA member (“Digital Offering”), to be the qualified independent underwriter in connection with the offering to be registered under the Registration Statement and, in such capacity, participate in the preparation of the Registration Statement and exercise the usual standards of “due diligence” with respect thereto, in order for such offering to be in full compliance with the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), including FINRA Rule 5121. The Company has agreed to reimburse Roth Principal Investments for the fees and expenses of Digital Offering up to $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in the offering to be registered under the Registration Statement. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in connection with such offering.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 1.02 Termination of a Material Definitive Agreement.
On April 23, 2026, the Company and New Circle Principal Investments LLC (“New Circle”) mutually agreed to terminate effective immediately the Share Purchase Agreement dated October 18, 2024 and amended on October 24, 2025 and January 23, 2026 (as amended, the “Equity Line of Credit”) between the Company and New Circle pursuant to which New Circle had committed to purchase, subject to certain limitations, up to $100 million of the Company’s Class A Common Stock. The Company terminated the Equity Line of Credit in order to enter into the Purchase Agreement.

As a result of the termination of the Equity Line of Credit, the Registration Rights Agreement dated October 18, 2024 (the “ELOC Registration Agreement”) between the Company and New Circle is also terminated effective April 23, 2026.

The Company did not incur any prepayment fees or penalties as a result of terminating the Equity Line of Credit or the ELOC Registration Agreement. The material terms of the Equity Line of Credit and the ELOC Registration Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2024 and on October 30, 2025 and January 29, 2026 related to the amendments.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 23, 2026, the Company received an Additional Staff Delisting Determination Letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which could serve as an additional basis for the delisting of the Company’s securities from Nasdaq. The Bid Price Rule requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet Bid Price Rule exists if the deficiency continues for a period of thirty (30) consecutive business days. Because Nasdaq imposed a discretionary Panel Monitor pursuant to Listing Rule 5815(d)(4)(A) (the “Panel Monitor”), Nasdaq is required to issue a Staff Delisting Determination Letter in the event that the Company fails to maintain compliance and will not provide the Company with an additional period to regain compliance.

As disclosed by the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2026, the Company received a Staff Delisting Determination Letter from Nasdaq on April 2, 2026, notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”). In response thereto, the Company requested and was granted a hearing before the Nasdaq Hearing Panel (the “Panel”), which hearing will be held on May

12, 2026, with an automatic stay of any suspension or delisting action by Nasdaq at least pending completion of the hearing and the expiration of any extension that may be granted to the Company by the Panel following the hearing.

As reported in Item 3.03 of this Current Report on Form 8-K, the Company has effected a 4-for-1 reverse stock split in order to regain compliance with the Bid Price Rule. There can be no assurance, however, that the Panel will determine to continue the Company’s listing or that the Company will be able to evidence compliance with the applicable listing criteria within any extension period that may be granted by the Panel.

Item 3.03 Material Modification to Rights of Security Holders.
On April 23, 2026, the Company filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 4-to-1 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Class A Common Stock and Class B common stock, $0.001 par value.

The Company’s stockholders approved the Reverse Stock Split at a Special Meeting of Stockholders held December 30, 2025, granting the Company’s board of directors (the “Board”) the authority to determine whether to implement one or more reverse stock splits each at a ratio ranging from any whole number between and including 2-to-1 and 250-to-1. Pursuant to this authorization, the Company effected a 55-to-1 reverse stock split on January 12, 2026. On April 9, 2026, the Board determined to implement the Reverse Stock Split at a ratio of 4-to-1.

As a result of the Reverse Stock Split, every 4 shares of the Company’s pre-Reverse Stock Split classes of common stock were combined and reclassified as one share of the applicable class of common stock. Proportionate voting rights and other rights of common stockholders were not affected by the Reverse Stock Split, other than as a result of the payment in lieu of issuance of fractional shares. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise have been entitled to receive fractional shares because they hold a number of shares of common stock that is not evenly divided by the reverse split ratio, are entitled to receive a cash payment, without interest or deduction, rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the closing price per share of the Company’s common stock as reported on the Nasdaq Stock Market as of the trading date immediately preceding the effective time of the Reverse Stock Split, by (b) the fraction of one share owned by the stockholder.

The Reverse Stock Split became effective at 12:01am on April 27, 2026, and the Class A Common Stock began trading on the Nasdaq Capital Market on a post-Reverse Stock Split basis at the open of business on April 27, 2026. The new CUSIP number for the Company’s Class A Common Stock following the Reverse Stock Split is 25461T303, but the par value and other terms of the common stock were not affected by the Reverse Stock Split. The Company’s transfer agent, Equiniti Trust Company, is acting as exchange and paying agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock as applicable.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment and the proxy statement on Schedule 14A filed with the SEC on December 15, 2025. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Direct Digital Holdings, Inc.
10.1*	Common Stock Purchase Agreement, dated as of April 28, 2026, by and between Direct Digital Holdings, Inc. and Roth Principal Investments, LLC.
10.2*	Registration Rights Agreement, dated as of April 28, 2026, by and between Direct Digital Holdings, Inc. and Roth Principal Investments, LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments have been omitted. A copy of any omitted schedule or attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2026 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer